GUARANTY NATIONAL INSURANCE COMPANY
               COLORADO CASUALTY INSURANCE COMPANY
        PEAK PROPERTY AND CASUALTY INSURANCE CORPORATION
        GUARANTY NATIONAL INSURANCE COMPANY OF CALIFORNIA
               LANDMARK AMERICAN INSURANCE COMPANY
              VIKING INSURANCE COMPANY OF WISCONSIN
             VIKING COUNTY MUTUAL INSURANCE COMPANY

       PROPERTY SECOND CATASTROPHE EXCESS OF LOSS CONTRACT

   EFFECTIVE JANUARY.1, 1996, 12:01 A.M., LOCAL STANDARD TIME

                              INDEX

       ARTICLE                SUBJECT                      PAGE
          1             PREAMBLE                             1
          2             BUSINESS COVERED                     1
          3             TERM                                 1
          4             DEFINITION OF POLICIES               1
          5             TERRITORY                            1
          6             EXCLUSIONS                           2
          7             RETENTION AND LIMIT                  3
          8             REINSTATEMENT                        3
          9             DEFINITION OF LOSS OCCURRENCE        4
          10            NET LOSS                             5
          11            NET RETAINED LINES                   6
          12            LIABILITY OF THE REINSURER           6
          13            NOTICE OF LOSS AND LOSS SETTLEMENT   6
          14            SALVAGE AND SUBROGATION              7
          15            PREMIUM                              7
          16            CURRENCY                             8
          17            ERRORS AND OMISSIONS                 8
          18            TAXES                                8
          19            ACCESS TO RECORDS                    8
          20            INTERMEDIARY                         8
          21            INSOLVENCY                           9
          22            ARBITRATION                          9
          23            RESERVES                             10
          24            SERVICE OF SUIT                      12
          25            OFFSET                               12
          26            ENTIRE AGREEMENT                     13

       ATTACHMENTS

       NUCLEAR INCIDENT EXCLUSION CLAUSE - PHYSICAL DAMAGE -
       REINSURANCE
       POOLS EXCLUSION CLAUSE

               GUARANTY NATIONAL INSURANCE COMPANY
               COLORADO CASUALTY INSURANCE COMPANY
        PEAK PROPERTY AND CASUALTY INSURANCE CORPORATION
        GUARANTY NATIONAL INSURANCE COMPANY OF CALIFORNIA
               LANDMARK AMERICAN INSURANCE COMPANY
              VIKING INSURANCE COMPANY OF WISCONSIN
             VIKING COUNTY MUTUAL INSURANCE COMPANY

       PROPERTY SECOND CATASTROPHE EXCESS OF LOSS CONTRACT

PREAMBLE

          The Reinsurers hereby reinsure the net excess liability of the Reassured resulting from any loss occurrence or loss occurrences which may take place during the term of this Contract under the Reassured's policies subject to the following conditions:

ARTICLE 1., BUSINESS COVERED

          This Contract shall cover policies in force at the inception of the Contract or written or renewed subsequent to its inception, issued by or on behalf the Reassured and classified by the Reassured as property including Fire, Allied Lines, Inland Marine, Section I of Farmers Multiple Peril, Homeowners Multiple Peril and Commercial Multiple Peril and Auto Physical Damage but excluding Collision.

ARTICLE 2., TERM

     A. The term of this Contract shall be from 12:01 a.m., Local Stand Time, January 1, 1996 through 12:01 a.m., Local
Standard Time, January 1, 1997.

     B. If this Contract should terminate while a loss occurrence cove hereunder is in progress, the Reinsurers shall be liable subject to all other conditions of this Contract, for their share of all individual losses resulting from such loss occurrence whether any such individual losses take place before or after such termination.

ARTICLE 3., DEFINITION OF POLICIES

          The term "policies", whenever used herein, shall mean all bind policies, contracts, certificates and other obligations, whether oral or written, of insurance.

ARTICLE 4., TERRITORY

          Subject to all other terms and conditions of this Contract, this Contract shall apply to losses occurring anywhere within the territorial limits of the Reassured's policy by which it was insured.

                               -2-
ARTICLE 5., EXCLUSIONS


     A. This Contract does not apply to and specifically excludes the following:

          1    Business  classified by the Reassured as  Accident
               and   Health,  Workers'  Compensation,  Employers'
               Liability, all forms of third party Bodily  Injury
               Liability, and Fidelity and Surety;

          2.   Hail damage to growing or standing crops;

          3.   Nuclear  incidents in accordance with the  Nuclear
               Incident  Exclusion  Clause -  Physical  Damage  -
               Reinsurance attached to and forming part of this Contract;

          4. Reinsurance treaty business, including pro rata and excess of loss, assumed by the Reassured, but not to exclude business from State and County Mutual Fire, Security Insurance of Hartford and affiliated companies;

          5.   Pools,  Associations  and  Syndicate  business  as
               excluded   by   the  provisions  of   the   "Pools
               Exclusions Clause" attached to and forming part of this Contract;

          6. Loss or damage occasioned by war, invasion, hostilities, acts of foreign enemies, civil war, rebellion, insurrection, military or usurped power, or martial law or confiscation by order of any government or public authority but not excluding loss or damage which would be covered under a standard from of policy containing a standard War Exclusion Clause;

          7.   Financial Guaranty and Insolvency;

          8. All liability of the Reassured arising by contract, operation of law, or otherwise, from its participation or membership, whether voluntary or involuntary, in any insolvency fund shall be excluded hereunder. "Insolvency Fund" includes any guaranty fund, insolvency fund, plan, pool, association, fund or other arrangement, howsoever denominated, established or governed; which provides for any assessment of or payment or assumption by the Reassured of part or all of any claim, debt, charge, fee, or other obligation of an insurer, or its successors or assigns, which has been declared by any competent authority to be insolvent, or which is otherwise deemed unable to meet any claim, debt, charge, fee or other obligation in whole or in part;

          9. Loss/or Damage/or Costs/or Expenses arising from Seepage and/or Pollution and/or Contamination, other than Contamination from Smoke Damage. Nevertheless, this exclusion does not preclude any payment of the cost of the removal of debris of property damaged by a loss otherwise covered hereunder, but subject always to a limit of 25.0% of the Reassured's Property loss under the original policy. it is agreed that all business the subject of the Contract contains the full I.S.O. Seepage and Pollution Exclusion Clause or so deemed.

     B. Policies or coverages excluded under the provisions of this ARTICLE 5., EXCLUSIONS, (other than items (3), (6), (7) and
(9) which are inadvertently issued or issued in error or issued without the Reassured's knowledge and consent shall be covered hereunder provided such policies are canceled or reinsure elsewhere as soon as possible upon the Reassured's Home Office Underwriting Management becoming aware that they are excluded.

ARTICLE 6., RETENTION AND LIMIT

          The Reinsurers shall be liable for each and every loss occurrence, irrespective of the number and kinds of risks and perils involved, for 95% of the net loss in excess of $10,000,000 each and every loss occurrence; but the Reinsurers' shall not be liable for more than $9,500,000 (being 95% of $10,000,000) for each and every loss occurrence. In the event the aggregate losses recoverable under this Contract are expected to exceed $18,000,000, the Reassured shall immediately notify the State of Colorado Division of Insurance of the impending exhaustion of the reinsurance coverage.

ARTICLE 7., REINSTATEMENT

     A. Each claim hereunder shall reduce the amount of the Reinsurers' liability from the time of the occurrence of the loss by the sum paid, but the sum so exhausted immediately shall be reinstated from the time of the occurrence of the loss.

     B. For each amount so reinstated, the Reassured agrees to pay an additional premium calculated by multiplying 100% of the annual premium hereon by the product of the percentage that the amount reinstated bears to the limit (i.e. $9,500,000) of this Contract. Nevertheless, the liability of the Reinsurers shall never be more than $9,500,000 in respect of any one loss occurrence, nor more than $19,000,000 in all in respect of all losses occurring during the term of this Contract.

     C. A provisional reinstatement premium shall be paid by the Reassured at the time the Reinsurers pay the loss giving rise to the reinstatement premium through an offset of the provisional reinstatement premium due the Reinsurers against the loss payment due the Reassured, with only the net amount due to be remitted by the Reinsurers to the Reassured. The amount of this provisional reinstatement premium shall be based on 100% of the estimated annual reinsurance premium as calculated in Paragraph A. of
ARTICLE 14., PREMIUM (or the annual deposit premium as stated in Paragraph C. of ARTICLE 14., PREMIUM, if prior to the conclusion of a full calendar year).

     D. As promptly as possible after the loss has been paid by the Reinsurers and the annual reinsurance premium hereunder has been finally determined, the Reassured shall prepare and submit to the Reinsurers a final statement of reinstatement premium due. Any reinstatement premium shown to be due the Reinsurers (less prior payments, if any) shall be remitted by the Reassured with its statement. Any return reinstatement premium shown to be due the Reassured shall be remitted by the Reinsurers as promptly as possible after receipt of the Reassured's final statement.

ARTICLE 8., DEFINITION OF LOSS OCCURRENCE

     A. The term "Loss Occurrence" shall mean the sum of all individual losses directly occasioned by any one disaster, accident or loss or series o disasters, accidents or losses arising out of one event which occurs within the are of one state of the United States or province of Canada and states or province contiguous thereto and to one another. However, the duration and extent of an one "Loss Occurrence" shall be limited to all individual losses sustained by the Reassured occurring during any period of 168 consecutive hours arising out of an directly occasioned by the same event except that the term "Loss Occurrence" shall be further defined as follows:

          1. As regards windstorm, hail, tornado, hurricane, cyclone including ensuing collapse and water damage, all individual losses sustained by the Reassured occurring during a period of 72 consecutive hours arising out of and dire occasioned by the same event. However, the event need n be limited to one state or province or states or provinces contiguous thereto.

          2. As regards riot, riot attending a strike, civil commotion, vandalism and malicious mischief, all individual loss sustained by the Reassured occurring during any period of consecutive hours within the area of one municipality county and the municipalities or counties contiguous the arising out of and directly occasioned by the same event. maximum duration of 72 consecutive hours may be extend in respect of individual losses which occur beyond such consecutive hours during the continued occupation of assured's premises by strikers, provided such occupation commenced during the aforesaid period.

          3. As regards earthquake (the epicenter of which need necessarily be within the territorial confines referred to in opening paragraph of this ARTICLE 8., DEFINITION OF LOSS OCCURRENCE) and fire following directly occasioned by earthquake, only those individual fire losses which commence during the period of 168 consecutive hours may be included in the Reassured's "Loss Occurrence".

          4. As regards "Freeze", only individual losses directly occasioned by collapse, breakage of glass and water damage (caused by bursting of frozen pipes and tanks) may be included in the Reassured's "Loss Occurrence".

     B. For all "Loss Occurrences", other than those referred to in sub-paragraph A. 2 of this ARTICLE 8., DEFINITION OF LOSS OCCURRENCE, the Reassured may choose the date and time when any such period of consecutive hours commences provided that it is not earlier than the date and time of the occurrence of the first recorded individual loss sustained by the Reassured arising out of that disaster, accident or loss and provided that only one such period of 168 consecutive hours shall apply with respect to one event except for any "Los Occurrences" referred to in sub-paragraph A. 1. of this ARTICLE 8., DEFINITION 0F LOSS OCCURRENCE where only one such period of 72 consecutive hours shall apply with respect to one event.

     C. As respects those "Loss Occurrences" referred to in sub-paragraph A.. 2. of this ARTICLE 8., DEFINITION OF LOSS OCCURRENCE, if the disaster, accident or loss occasioned by the event is of greater duration than 72 consecutive hours, then the Reassured may divide that disaster, accident or loss into two or more "Loss Occurrences" provided no two periods overlap and no individual loss included in more than one such period and provided that no period commences earlier than the date and time of the occurrence of the first recorded individual loss sustained by the Reassured arising out of that disaster, accident or loss.

     D. No individual losses occasioned by an event that would be covered by 72 hours clauses may be included in any "Loss
Occurrence" claimed under the 168 hours provision.

ARTICLE 9., NET LOSS

     A. The term "net loss" shall mean the actual loss incurred by the Reassured under policies covered hereunder. Such loss shall include sums paid in settlement of claims and suits and in satisfaction of judgments, including prejudgment interest when added to a judgment. Such loss also shall include all allocated loss adjustment expenses paid by the Reassured including but not limited to expenses sustained in connection with settlement and litigation of claims and suits, satisfaction of judgments, resistance to or negotiations concerning a loss (which shall include the pro rata share of the Reassured's outside employees according to the time occupied in adjusting such loss and the expenses of the Reassured's employees while diverted from their normal duties to the service of field adjustment but shall not include any salaries of officers nor normal overhead expenses of the Reassured) and any interest on judgments other than prejudgment interest when added to a judgment.

     B. All salvages, recoveries, payments and reversals or reductions of verdicts or judgments (net of the cost of obtaining such salvage, recovery, payment or reversal or reduction of a verdict or judgment) whether recovered, received or obtained prior or subsequent to loss settlement under this Contract, including amounts recoverable under other reinsurance whether collected or not, shall be applied as if recovered, received or obtained prior to the aforesaid settlement and shall be deducted from the actual losses sustained to arrive at the amount of the net loss.
Nothing in this ARTICLE 9., NET LOSS, shall be construed to mean losses are not recoverable until the net loss to the Reassured finally has been ascertained.

ARTICLE 10., NET RETAINED LINES

    A. This Contract applies only to that portion of any insurance or reinsurance which the Reassured retains net for its own account and in calculating the amount of any loss hereunder and also in computing the amount or amounts in excess of which this Contract attaches, only loss or losses in respect of that portion of any insurance or reinsurance which the Reassured retains net for its own account shall be included.

    B. It is agreed, however, that the amount of the Reinsurers' liability hereunder in respect of any loss or losses shall not be increased by reason of the inability of the Reassured to collect from any other Reinsurers, whether specific or general, any amounts which may have become due from them, whether such inability arises from the insolvency of such other Reinsurers or otherwise.

     C. It is understood that the Reassured carries underlying per risk excess reinsurance, recoveries under which shall inure to the benefit of the Reinsurers hereunder and shall be deducted in determining the net loss subject to this Contract.

ARTICLE 11., LIABILITY OF THE REINSURER

     A. The liability of the Reinsurers shall follow that of the Reassured in every case, and be subject in all respects to all the general and special stipulations, clauses, waivers and modifications of the Reassured's policies and any endorsements thereon.

     B. All terms of this Contract shall De subject to the laws of the state of Colorado.

     C. Nothing herein shall in any manner create any obligations or establish any rights against the Reinsurers in favor of any third party or any persons not parties to this Contract.

ARTICLE 12., NOTICE OF LOSS AND LOSS SETTLEMENT

     A. The Reassured shall advise the Reinsurers promptly of all loss occurrences which, in the opinion of the Reassured, may result in a claim hereunder and of all subsequent developments thereto which, in the opinion of the Reassured, may materially affect the position of the Reinsurers. Inadvertent omission or oversight in giving such notice shall in no way affect the liability of the Reinsurers. However, the Reinsurers shall be informed of such omission or oversight promptly upon its discovery.

     B. All loss settlements made by the Reassured, provided they are within the terms of this Contract, shall be unconditionally binding upon the Reinsurers, who agree to pay all amounts for which they may be liable immediately upon being furnished b the Reassured with reasonable evidence of the amount due.


ARTICLE 13., SALVAGE AND SUBROGATION

          The Reinsurers shall be credited with salvage (i.e., reimbursement obtained or recovery made by the Reassured, less the actual cost, excluding salaries of officials and employees of the Reassured and sums paid to attorneys as retainer, of obtaining such reimbursement or making such recovery) on account of claims and settlements involving reinsurance hereunder. Salvage thereon shall always be used to reimburse the excess carriers in the reverse order of their priority according to their participation before being used in any way to reimburse the Reassured for its primary loss. The Reassured hereby agrees to enforce its rights to salvage or subrogation relating to any loss, a part of which loss was sustained by the Reinsurer, and to prosecute all claims arising out of such rights.

ARTICLE 14., PREMIUM

          A. The premium due the Reinsurers shall be calculated by applying a rate of .408% to the Reassured's gross net written premium income during the term of this Contract.

               The term "gross net written premium income" shall mean gross premiums written on business covered hereunder less premiums paid for reinsurance, recoveries under which would reduce the loss under this Contract.

     B. For purposes of this Contract, 100% of the Reassured's written premium for property, including Fire, Allied Lines, Inland Marine, Section I of Farmowners Multiple Peril, Homeowners Multiple Peril and Commercial Multiple Peril and Auto Physical Damage excluding Collision shall be reported hereunder.

     C. A deposit premium of $369,000, shall be payable to the Reinsurers in four equal installments of $92,250, each, the first payment being due at inception of this Contract and the second and subsequent payments being payable as of April 1, July 1 and October 1, 1996. This Contract shall be subject to a minimum premium of $295,200. As promptly as possible after the termination of this Contract, the Reassured shall render a statement to the Reinsurers showing the actual reinsurance premiums due hereunder, calculated as provided in Paragraph A. of this ARTICLE 14., PREMIUM, and, if the premium so calculated is greater than the deposit premium, the additional premium shall hereupon be paid to the Reinsurers. If the premium so calculated in Paragraph A. of this ARTICLE 14., PREMIUM, is less than the minimum premium, Reinsurers will immediately return the difference between the minimum premium and the deposit premium previously paid by the Reassured. If the premium calculated in Paragraph A. of this ARTICLE 14., PREMIUM, is greater than the minimum premium but less than the deposit premium, Reinsurers will immediately return the difference between the reinsurance premium due and the deposit premium previously paid by the Reassured.

ARTICLE 15., CURRENCY

          Whenever the word "Dollars" or the "$" sign appears in this Contract, they shall be construed to mean United States
Dollars and all transactions under this Contract shall be in United States Dollars.

          Amounts paid or received by the Reassured in any other currency shall be converted to United States Dollars at the rate of exchange at the date such transaction is entered on the books of the Reassured.

ARTICLE 16., ERRORS AND OMISSIONS

          Inadvertent delays, errors or omissions made in connection with this Contract shall not relieve either party from any liability which would have attached had such delay, error or omission not occurred, provided always that such delay, error or omission shall be rectified as soon as possible after discovery by the Reassured's Home Office.

ARTICLE 17., TAXES

          In consideration of the terms under which this Contract is issued, the Reassured undertakes not to claim any deduction of the premium hereon when making Canadian tax returns or when making tax returns, other than income or profits tax returns, to any state or territory of the United States of America or to the District of Columbia.

ARTICLE 18., ACCESS TO RECORDS

          The Reassured shall place at the disposal of the Reinsurers at all reasonable times, and the Reinsurers shall have the right to inspect through their designated representatives, during the term of this Contract and thereafter, all books, records and papers of the Reassured in connection with any reinsurance hereunder, or the subject matter hereof.

ARTICLE 19., INTERMEDIARY

          Towers Perrin Reinsurance is hereby recognized as the Intermediary negotiating this Contract for all business hereunder. All communications (including but not limited to notices, statements, premium, return premium, commissions, taxes, losses, loss adjustment expense, salvages and loss settlements) relating thereto shall be transmitted to the Reassured or the Reinsurers through Towers Perrin Reinsurance, Mellon Bank Center, 1735 Market Street, Philadelphia, Pennsylvania, 19103-7501. Payments by the Reassured to the intermediary shall be deemed to constitute payment to the Reinsurers. Payments by the Reinsurers to the Intermediary shall be deemed to constitute payment to the Reassured only to the extent that such payments are actually received by the Reassured.

ARTICLE 20., INSOLVENCY

     A.     In  the  event  of insolvency of the  Reassured,  the
 reinsurance under this Contract shall be payable by the Reinsurers to the Reassured or to its liquidator, receiver, or statutory successor on the basis of the liability of the
 Reassured under the policy or policies reinsured without diminution because of the insolvency of the Reassured.

     B. It is further agreed that the liquidator, or receiver, or statutory successor of the Reassured shall give written notice to the Reinsurers of the pendency of any claim against the Reassured on the policies reinsured within a reasonable time after such claim is filed in the insolvency proceeding, and that during the pendency of such claim the Reinsurers may investigate such claim and interpose, at their own expense, in the proceeding where such claim is to be adjudicated, any defense or defenses which  they  may  deem  available to  the  Reassured  or  to  its liquidator, or receiver, or statutory successor. The expense thus incurred by the Reinsurers shall be chargeable, subject to court approval, against the Reassured as part of the expense of liquidation to the extent of a proportionate share of the benefit which may accrue to the Reassured solely as a result of the defense undertaken by the Reinsurers.

ARTICLE 21., ARBITRATION

     A.    Any  dispute or other matter in question  between  the
Reassured and the Reinsurers arising out of or relating to the formation, interpretation, performance, or breach of this Contract, whether such dispute arises before or after termination of this Contract, shall be settled by arbitration. Arbitration shall be initiated by the delivery of a written notice of demand for arbitration by one party to the other within a reasonable time after the dispute has arisen.

     B. If more than one Reinsurer is involved in the same dispute, all such Reinsurers shall constitute and act as one party for the purposes of this ARTICLE 21., ARBITRATION, provided, however, that nothing herein shall impair the rights of such Reinsurers to assert several, rather than joint, defenses or claims, nor be construed as changing the liability of the Reinsurers under the terms of this Contract from several to joint.

     C. Each party shall appoint an individual as arbitrator and the two so appointed shall then appoint a third arbitrator. If either party refuses or neglects to appoint an arbitrator within sixty days, the other party may appoint the second arbitrator. If the two arbitrators do not agree on a third arbitrator within sixty days of their appointment, each of the arbitrators shall nominate three individuals. Each arbitrator shall then decline two of the nominations presented by the other arbitrator. The third arbitrator shall then be chosen from the remaining two nominations by drawing lots. The arbitrators shall be active or retired officers of insurance or reinsurance companies or Lloyd's London Underwriters; the arbitrators shall not have a personal or financial interest in the result of the arbitration.

     D. The arbitration hearings shall be held in Englewood. Colorado, or such other place as may be mutually agreed. Each party shall submit its case to the arbitrators within sixty days of the selection of the third arbitrator or within such longer period as may be agreed by the arbitrators. The arbitrators shall not be obliged to follow judicial formalities or the rules of evidence except to the extent required by governing law, that is, the state law of the situs of the arbitration as herein agreed; they shall make their decisions according to the practice of the reinsurance business. The decision rendered by a majority of the arbitrators shall be final and binding on both parties. Such decision shall be a condition precedent to any right of legal action arising out of the arbitrated dispute which either party may have against the other. Judgment upon the award rendered may be entered in any court having jurisdiction thereof.

     E.    Each  party shall Pay the fee and expenses of its  own
arbitrator  and  one-half of the fee and expenses  of  the  third
arbitrator.   All  other  expenses of the  arbitration  shall  be
equally divided between the parties.

     F. Except as provided above, arbitration shall be based, insofar as applicable, upon the procedures of the American
Arbitration Association.

     G. In the event of the insolvency of the Reassured, all arbitration proceedings must also be subject to the laws of the state of Colorado.

ARTICLE 22., RESERVES

     A. If a jurisdiction of the United States will not permit the Reassured, in the statements required to be filed with its regulatory authority(ies), to receive full credit as admitted reinsurance for any Reinsurers share of obligations, the
Reassured shall forward to such Reinsurer a statement of the Reinsurer's share of such obligations. Upon receipt of such statement the Reinsurer shall promptly apply for, and provide the Reassured with, a "clean," unconditional and irrevocable Letter of Credit, in the amount specified in the statement submitted, with terms and bank acceptable to the regulatory authority(ies) having jurisdiction over the Reassured. An acceptable bank is a "qualified United States Financial institution" as defined by Regulation No. 10-1-102 (9.5) promulgated by the Colorado Insurance Department.

     B. "Obligations," as used in this ARTICLE 22., RESERVES, shall mean the sum of losses paid and allocated loss adjustment expenses paid by the Reassured but not yet recovered from the Reinsurer, plus reserves for reported losses and allocated loss adjustment expenses. It shall not include reserves for losses incurred but not reported.

     C. The Reinsurer hereby agrees that the Letter of Credit will provide for automatic extension of the Letter of Credit without amendment for one year from the date of expiration of said Letter or any future expiration date unless thirty (30) days prior to any expiration the issuing bank shall notify the Reassured by registered mail that the issuing bank elects not to consider the Letter of Credit renewed for any additional period.

     D. Notwithstanding any other provision of this Contract, the Reassured or any successor by operation of law of the Reassured including, without limitation, any liquidator, rehabilitator, receiver or conservator of the Reassured may draw upon such credit, without diminution because of the insolvency of any party hereto, at any time and undertakes to use and apply such credit for one or more of the following purposes only:

          1 To pay the Reinsurer's share or to reimburse the Reassure for the Reinsurer's share of any obligations, as stipulated in the statement submitted by the Reassured to the Reinsurer, which is due to the Reassured and not otherwise paid by the Reinsurer.

          2. In the event the Reassured has received effective notice of non-renewal of the Letter of Credit and the Reinsurer's liability remains unliquidated and undischarged thirty (30) days prior to the expiry date of the Letter of Credit, to withdraw the balance of the Letter of Credit and place such sums in an interest bearing trust account to secure the continuing liabilities of the Reinsurer under this Contract until a renewal Letter of Credit acceptable to the regulatory authority(ies) having jurisdiction over the Reassured, or a substitute in lieu thereof acceptable to the regulatory authority(ies) having jurisdiction over the Reassured, has been received by the Reassured. The Reassured shall provide to the Reinsurer payment of any interest thereon accruing from such account.

          3. To make refund of any sum which is in excess of the actual amount required for Sub-paragraphs 1.
               and  2.  of  this  Paragraph D., of  ARTICLE  22.,
               RESERVES.

     E. At annual intervals or more frequently as determined by the Reassured, but never more frequently than quarterly, the Reassured shall prepare a specific statement, for the sole purpose of amending the Letter of Credit, of the Reinsurer's share of any obligations. If the statement shows that the Reinsurer's share of obligations exceeds the balance of credit as of the statement date, the Reinsurer shall, within thirty (30) days after receipt of notice of such excess, secure delivery to the Reassured of an amendment of the Letter of Credit increasing the amount of credit by the amount of such difference. If the statement shows, however, that the Reinsurer's share of obligations is less than the balance of credit as of the statement date, the Reassured shall, within thirty (30) days after receipt of written request from the Reinsurer, release such excess credit by agreeing to secure an amendment to the Letter of Credit reducing the amount of credit available by the amount of such excess credit.

     F. The bank shall have no responsibility whatsoever in connection with the propriety of withdrawals made by the Reassured or the disposition of funds withdrawn, except to assure that withdrawals are made only upon the order of properly authorized representatives of the Reassured. The Reassured shall incur no obligation to the bank in acting upon the credit, other than as appears in the express terms thereof.

ARTICLE 23., SERVICE OF SUIT Paragraphs A. and B. of this
                              ARTICLE 23., SERVICE OF SUIT, only
                              apply to Reinsurers domiciled
                              outside of the United States and/or
                              unauthorized in the State of New
                              York)

     A. It is agreed that in the event of the failure of the Reinsurers hereon to pay any amount claimed to be due hereunder, the Reinsurers hereon, at the request of the Reassured, will submit to the jurisdiction of a Court of competent jurisdiction within the United States. Nothing in this ARTICLE 23., SERVICE OF SUIT, constitutes or should be understood to constitute a waiver of Reinsurers' rights to commence an action in any Court of competent jurisdiction in the United States, to remove an action to a United States District Court, or to seek a transfer of a case to another Court as permitted by the laws of the United States or of any State in the United States. It is further agreed that service of process in such suit may be mad upon Mendes and Mount, 750 Seventh Avenue, New York, New York 10019-6829, and that in any suit instituted against any one of them upon this Contract, such Reinsurer(s) will abide by the final decision of such Court or of any Appellate Court in the event of an appeal.

     B. The above-named are authorized and directed to accept service process on behalf of Reinsurers in any such suit and/or upon the request of t Reassured to give a written undertaking to the Reassured that they will enter general a appearance upon Reinsurers' behalf in the event such a suit shall be instituted.

    C. Further, pursuant to any statute of any state, territory or district of t United States which makes provision therefore, Reinsurers hereon hereby design the Superintendent, Commissioner or Director of Insurance or other officer specified for that purpose in the, statute, or his successor or successors in office, as their t and lawful attorney upon whom may be served any lawful process in any action, s or proceeding instituted by or on behalf of the Reassured or any beneficiary hereunder arising out of this Contract of reinsurance, and hereby designate t above-named as the person to whom the said officer is authorized to mail such process or a true copy therof.

ARTICLE 24., OFFSET

          The Reassured or the Reinsurer may offset any balance allowed by Colorado law, statute or regulation, whether on account of premium, commission, claims or losses, loss adjustment expenses, recoveries, salvage, or any other amount due from one party to the other under this Contract or any other contract heretofore or hereafter entered into between the Reassured and the Reinsurer, whether acting as assuming reinsurer or ceding company. This right of offset shall not be affected by the insolvency of either the Reassured or the Reinsurer.

ARTICLE 25., ENTIRE AGREEMENT

         This agreement embodies the whole agreement of the parties and there are no promises, terms, conditions, obligations other than those contained herein.

Nuclear Incident Exclusion Clause - Physical Damage - Reinsurance

1. This reinsurance does not cover any loss or liability accruing to the Reassured, directly or Indirectly and whether as Insurer or Reinsurer, from Any Pool of Insurers or Reinsurers formed for the purpose of covering Atomic or Nuclear Energy risks.

2.   Without in any way restricting the operation of paragraph
(1) of this Clause, this reinsurance does not cover any loss or liability accruing to the Reassured, directly or indirectly and whether as Insurer or Reinsurer, from any insurance against Physical Damage (including business interruption or consequential loss arising out of such Physical Damage) to:

       I. Nuclear reactor power plants including all auxiliary property on the site, or

     II. Any other nuclear reactor installation. including laboratories handling radioactive materials in connection with reactor installations, and "critical facilities" as such. or

     III. Installations for fabricating Complete fuel elements or for processing substantial quantities of "special nuclear material," and for reprocessing, salvaging, chemically separating, storing or disposing Of "spent" nuclear fuel or waste materials, or

     IV.  Installations other than those listed in paragraph (2)
          III above mine substantial quantities of radioactive isotopes or other products of nuclear fission.

3.   Without in any way restricting the operations of paragraphs
(1) and (2) hereof, this reinsurance does not cover any loss or liability by radioactive contamination accruing to the Reassured, directly or indirectly, and whether as Insurer or Reinsurer, from any insurance on property which is on the same site as a nuclear reactor power plant or other nuclear installation and which normally would be Insured therewith except that this paragraph
(3) shall not operate

    (a) where Reassured does not have knowledge of such nuclear reactor power plant or nuclear installation, or

     (b) where said insurance contains, a provision excluding coverage for damage to property caused by or resulting from radioactive contamination, however caused.
          However on and after 1st January 1960 this sub-paragraph (b) shall only apply provided the said radioactive contamination exclusion provision has bases
          Approved by the Governmental Authority having jurisdiction thereof.

4.   Without in any way restricting the operations of paragraphs
(1). (2) and (3) hereof, this reinsurance does not cover any loss or liability by radioactive contamination accruing to the Reassured, directly or indirectly, and whether as Insurer or Reinsurer, when such radioactive contamination is a named hazard specifically insured against.

5. It is understood and agreed that this Clause shall not extend to risks using radioactive isotopes in any form where the nuclear exposure is not considered by the Reassured to be the primary hazard.

6. The term "special nuclear material" shall have the meaning given it in the Atomic Energy Act of 1954 or by any law amendatory thereof.

7.   Reassured to be sole judge of what constitutes:

     (a)  substantial quantities, and

     (b)  the extent of installation, plant or site.

NOTE--Without in any way restricting the operation of paragraph
(1) hereof, it is understood and agreed that

     (a) all policies issued by the Reassured on or before 31st December 1957 shall be free from the application of the other provisions of this Clause until expiry date or 31st December 1960 whichever first occurs whereupon all the provisions of this Clause shall apply.

     (b) with respect to any risk located in Canada policies issued by the Reassured on or before 31st December 1958 shall be free from the application of the other provisions of this Clause until expiry date or 31st December 1960 whichever first occurs whereupon all the provisions of this Clause shall apply.

       POOLS, ASSOCIATIONS AND SYNDICATES EXCLUSION CLAUSE

SECTION A

It is agreed that the following is excluded hereunder:

(1) All business derived directly or indirectly from any Pool, Association or Syndicate which maintains its own reinsurance facilities.

(2) Any Pool or Scheme, (whether voluntary or mandatory) formed after 1st March, 1968 for the purpose of insuring property whether on a country-wide basis or in respect of designated areas. This exclusion shall not apply to so-called Automobile Insurance Plans or other Pools formed to provide coverage for Automobile Physical Damage.

SECTION B

It is agreed that business written by the Reassured for the same perils, which is known at the time to be insured by, or in excess of underlying amounts placed in the following Pools, Associations or Syndicates, whether by way of insurance or reinsurance, is excluded hereunder.

     Industrial Risk Insurers
     Associated Factory Mutuals
     Improved Risk Mutuals

     Any Pool, Association or Syndicate formed for the purpose of writing oil, gas or petro-chemical plants and/or oil or gas drilling rigs

     United States Aircraft Insurance Group
     Canadian Aircraft Insurance Group
     Associated Aviation Underwriters
     American Aviation Underwriters

Section B does not apply:

(1) Where the Total Insured Value over all interests of the risk in question is less than $250,000,000.

(2) to interests traditionally underwritten as Inland Marine or Stock and/or Contents written on a Blanket Basis.

(3) to Contingent Business interaction, except when the Reassured is aware that the key location is known at the time to be insured in any Pool, Association or Syndicate named above.

(4)     to risks as follows:

     offices, hotels, apartments, hospitals, educational establishments, public utilities (other than railroad schedules) and builder's risks on the classes of risks specified in this subsection (4) only.

Where this Clause attaches to Catastrophe Excess of Loss
Reinsurance Agreements, the following SECTION C is added:

SECTION C

Nevertheless the Reinsurers specifically agree that liability accruing to the Reassured from its participation in:

(1)  The following so-called "Coastal Pools"

     Alabama Insurance Underwriting Association
     Florida Windstorm Underwriting Association
     Louisiana Insurance Underwriting Association
     Mississippi Windstorm Underwriting Association
     North Carolina insurance Underwriting Association
     South Carolina Windstorm and Hail Underwriting Association
     Texas Catastrophe Property Insurance Association

(2) All "Fair Plan" Business, including but not limited to the Florida Residential Property and Casualty Joint Underwriting Association and the Florida Property and Casualty Joint Underwriting Association; and all "Rural Risk Plan" Business,

for all perils otherwise protected hereunder shall not be excluded, except that this reinsurance does not include any increase in such liability resulting from:

     (i)  The inability of any other participant in such "Coastal
          Pool" and/or "Fair Plan" and/or "Rural Risk Plan" to meet its liability.

    (ii)  Any claim against such "Coastal Pool" and/or "Fair
          Plan" and/or "Rural Risk Plan" or any participant therein, including the Reassured whether by way of subrogation or otherwise, brought by or on behalf of any insolvency fund (as defined in the Insolvency Funds Exclusion Clause incorporated in this Agreement).

                                          Reference No.


       PROPERTY SECOND CATASTROPHE EXCESS OF LOSS CONTRACT

   EFFECTIVE JANUARY 1, 1996, 12:01 A.M., LOCAL STANDARD TIME

                             for the

               GUARANTY NATIONAL INSURANCE COMPANY
               COLORADO CASUALTY INSURANCE COMPANY
        PEAK PROPERTY AND CASUALTY INSURANCE CORPORATION
        GUARANTY NATIONAL INSURANCE COMPANY 0F CALIFORNIA
                       ENGLEWOOD, COLORADO

               LANDMARK AMERICAN INSURANCE COMPANY
                     OKLAHOMA CITY, OKLAHOMA
               VIKING INSURANCE COMPANY 0F WISCONIN
                       MADISON, WISCONSIN
             VIKING COUNTY MUTUAL INSURANCE COMPANY
                          AUSTIN, TEXAS
              (hereinafter called the "Reassured")

                               by

             FIRST EXCESS & REINSURANCE CORPORATION

                            MISSOURI

 (hereinafter called, with other participants, the "Reinsurers")


          Under the terms of this Contract the above
          Reinsurers agrees to assume severally and not jointly with other participants a 4.50% share

          of the liability described in the attached Contract and, as consideration, the Reinsurers shall receive a 4.50% share of the premium named therein.

Signed in Overland Park, Kansas, this 11th day of May, 1996

                              FIRST EXCESS & REINSURANCE
                              CORPORATION

                              BY   s/Michael   C.   S.   Burn,
                              TITLE   Michael C. S.  Burn,  Vice President

                                          Reference No.


       PROPERTY SECOND CATASTROPHE EXCESS OF LOSS CONTRACT

   EFFECTIVE JANUARY 1, 1996, 12:01 A.M., LOCAL STANDARD TIME

                             for the

               GUARANTY NATIONAL INSURANCE COMPANY
               COLORADO CASUALTY INSURANCE COMPANY
        PEAK PROPERTY AND CASUALTY INSURANCE CORPORATION
        GUARANTY NATIONAL INSURANCE COMPANY 0F CALIFORNIA
                       ENGLEWOOD, COLORADO

               LANDMARK AMERICAN INSURANCE COMPANY
                     OKLAHOMA CITY, OKLAHOMA
               VIKING INSURANCE COMPANY 0F WISCONIN
                       MADISON, WISCONSIN
             VIKING COUNTY MUTUAL INSURANCE COMPANY
                          AUSTIN, TEXAS
              (hereinafter called the "Reassured")

                               by


                 HANNOVER RUCKVERSICHERUNG AG          80%
               EISEN UND STAHL RUCKVERSICHERUNG AG      20%

                        HANNOVER,GERMANY

 (hereinafter called, with other participants, the "Reinsurers")

           Under the terms of this Contract the above
           Reinsurer agrees to assume severally and not jointly with other participants a 10.00% share

           of the liability described in the attached
           Contract and, as consideration, the Reinsurer shall receive a 10.00% share of the premium named therein.

Signed in Hannover, Germany, this 15th day of August, 1996,

HRES                           HANNOVER RUCKVERSICHERUND AG
Hereof                         EISEN UND STAHLHANNOVER RUCKKVERSICHERUNG AG
80% HANNOVER RUCK                           HANNOVER
20% EISEN UND STAHL               Ruckversicherungs-Aktiengesellschaft
-------------------                 EISEN UND STAHL
Closings to Hannover Ruck         Ruckversicherungs-Aktiengesellschaft
Reference Number 0-411713-3000

                                      By s/Konrad Rentrup
                                         s/Adreas Steinweg
                                    TITLE:________________

                                North American Treaty Dpt.- VR 10

                                          Reference No.


       PROPERTY SECOND CATASTROPHE EXCESS OF LOSS CONTRACT

   EFFECTIVE JANUARY 1, 1996, 12:01 A.M., LOCAL STANDARD TIME

                             for the

               GUARANTY NATIONAL INSURANCE COMPANY
               COLORADO CASUALTY INSURANCE COMPANY
        PEAK PROPERTY AND CASUALTY INSURANCE CORPORATION
        GUARANTY NATIONAL INSURANCE COMPANY 0F CALIFORNIA
                       ENGLEWOOD, COLORADO

               LANDMARK AMERICAN INSURANCE COMPANY
                     OKLAHOMA CITY, OKLAHOMA
               VIKING INSURANCE COMPANY 0F WISCONIN
                       MADISON, WISCONSIN
             VIKING COUNTY MUTUAL INSURANCE COMPANY
                          AUSTIN, TEXAS
              (hereinafter called the "Reassured")


                               by

                   THE HANOVER INSURANCE COMPANY

                          NEW HAMPSHIRE

 (hereinafter called, with other participants, the "Reinsurers")

           Under the terms of this Contract the above
           Reinsurer agrees to assume severally and not jointly with other participants a 5.00% share

           of the liability described in the attached
           Contract and, as consideration, the Reinsurers shall receive a 5.00% share of the premium named therein.

     Signed  in Florham Park, New Jersey, this 24th day of  June,
     1996,

                              ALLMERICA  RE for and on behalf  of
                              THE HANOVER INSURANCE COMPANY

                              BY s/Phillip A. Werund
                              TITLE     Vice President

                                          Reference No.


       PROPERTY SECOND CATASTROPHE EXCESS OF LOSS CONTRACT

   EFFECTIVE JANUARY 1, 1996, 12:01 A.M., LOCAL STANDARD TIME

                             for the

               GUARANTY NATIONAL INSURANCE COMPANY
               COLORADO CASUALTY INSURANCE COMPANY
        PEAK PROPERTY AND CASUALTY INSURANCE CORPORATION
        GUARANTY NATIONAL INSURANCE COMPANY 0F CALIFORNIA
                       ENGLEWOOD, COLORADO

               LANDMARK AMERICAN INSURANCE COMPANY
                     OKLAHOMA CITY, OKLAHOMA
               VIKING INSURANCECOMPANY 0F WISCONIN
                       MADISON, WISCONSIN
             VIKING COUNTY MUTUAL INSURANCE COMPANY
                          AUSTIN, TEXAS
              (hereinafter called the "Reassured")


                               by

                  INSURANCE COMPANY OF THE WEST

                           CALIFORNIA


 (hereinafter called, with other participants, the "Reinsurers")

           Under the terms of this Contract the above
           Reinsurer, agrees to assume severally and not jointly with other participants a 7.75% share

           of the liability described in the attached
           Contract and, as consideration, the Reinsurer shall receive a 7.75% share of the premium named therein.

Signed in San Diego, California, this 13th day of May 1996,

                             INSURANCE COMPANY OF THE WEST

                             BY   s/John DiValco
                             TITLE     Senior Vice President

                                          Reference No.


       PROPERTY SECOND CATASTROPHE EXCESS OF LOSS CONTRACT

   EFFECTIVE JANUARY 1, 1996, 12:01 A.M., LOCAL STANDARD TIME

                             for the

               GUARANTY NATIONAL INSURANCE COMPANY
               COLORADO CASUALTY INSURANCE COMPANY
        PEAK PROPERTY AND CASUALTY INSURANCE CORPORATION
        GUARANTY NATIONAL INSURANCE COMPANY 0F CALIFORNIA
                       ENGLEWOOD, COLORADO

               LANDMARK AMERICAN INSURANCE COMPANY
                     OKLAHOMA CITY, OKLAHOMA
               VIKING INSURANCECOMPANY 0F WISCONIN
                       MADISON, WISCONSIN
             VIKING COUNTY MUTUAL INSURANCE COMPANY
                          AUSTIN, TEXAS
              (hereinafter called the "Reassured")


                               by

               MUNCHENER RUCKVERSICHERUNGS-GESELL

                         MUNICH, GERMANY

 (hereinafter called, with other participants, the "Reinsurers")


           Under the terms of this Contract the above
           Reinsurer, agrees to assume severally and not jointly with other participants a 22.50% share

           of the liability described in the attached
           Contract and, consideration, the Reinsurers shall receive a 22.50% share of the premium named therein.

Signed in Munich, Germany, this 20th day of June, 1996,

Cash deposit (at              MUNCHENER RUCKVERSICHERUNG
market interest rate)         GESELL
or securities deposit         Munchener Ruckversicherungs-
with ceding company           Gesellschaft
in cases where Letter
of Credit is required
Munchener Ruckversicherungs-Gesellschaft

FET not applicable            BY  s/Peter Wagner and
as IRS Closing                s/Christine Hutter
Agreement                     TITLE: _______________
CC:INTL-0321-92
dated June 19, 1992

subject to the exclusion of extra contractual obligations
(article 5-Exclusions)

                                          Reference No.


       PROPERTY SECOND CATASTROPHE EXCESS OF LOSS CONTRACT

   EFFECTIVE JANUARY 1, 1996, 12:01 A.M., LOCAL STANDARD TIME

                             for the

               GUARANTY NATIONAL INSURANCE COMPANY
               COLORADO CASUALTY INSURANCE COMPANY
        PEAK PROPERTY AND CASUALTY INSURANCE CORPORATION
        GUARANTY NATIONAL INSURANCE COMPANY 0F CALIFORNIA
                       ENGLEWOOD, COLORADO

               LANDMARK AMERICAN INSURANCE COMPANY
                     OKLAHOMA CITY, OKLAHOMA
               VIKING INSURANCE COMPANY 0F WISCONIN
                       MADISON, WISCONSIN
             VIKING COUNTY MUTUAL INSURANCE COMPANY
                          AUSTIN, TEXAS
              (hereinafter called the "Reassured")


                               by

               NATIONWIDE MUTUAL INSURANCE COMPANY

                              OHIO

 (hereinafter called, with other participants, the "Reinsurers")


           Under the terms of this Contract the above
           Reinsurer, agrees to assume severally and not jointly with other participants a 15.00% share

           of   the   liability  described  in  the   attached
           Contract  and, consideration, the Reinsurers  shall
           receive  a  15.00%  share  of  the  premium   named
           therein.

Signed in Columbus, Ohio, this 14  day of May, 1996,

                              NATIONWIDE MUTUAL INSURANCE COMPANY

                              BY  s/Raymond B. Blake
                                  s/John J. Elder
                              TITLE   Vice President-Reinsurance
                                      Insurance Manager

                                          Reference No.


       PROPERTY SECOND CATASTROPHE EXCESS OF LOSS CONTRACT

   EFFECTIVE JANUARY 1, 1996, 12:01 A.M., LOCAL STANDARD TIME

                             for the

               GUARANTY NATIONAL INSURANCE COMPANY
               COLORADO CASUALTY INSURANCE COMPANY
        PEAK PROPERTY AND CASUALTY INSURANCE CORPORATION
        GUARANTY NATIONAL INSURANCE COMPANY 0F CALIFORNIA
                       ENGLEWOOD, COLORADO

               LANDMARK AMERICAN INSURANCE COMPANY
                     OKLAHOMA CITY, OKLAHOMA
               VIKING INSURANCE COMPANY 0F WISCONIN
                       MADISON, WISCONSIN
             VIKING COUNTY MUTUAL INSURANCE COMPANY
                          AUSTIN, TEXAS
              (hereinafter called the "Reassured")


                               by

                 NEW JERSEY RE-INSURANCE COMPANY

                           NEW JERSEY

 (hereinafter called, with other participants, the "Reinsurers")


           Under the terms of this Contract the above
           Reinsurers agrees to assume severally and not jointly with other participants a 6.00% share

           of   the   liability  described  in  the   attached
           Contract and, as consideration, the Reinsurers shall receive a 6.00% share of the premium named therein.

Signed  in  West  Trenton, New Jersey, this 21st day  of  August,
1996,

                              NEW JERSEY RE-INSURANCE COMPANY

                              BY: s/Thomas A. Lynch
                           TITLE: Vice President

                                             Reference No.  9613


       PROPERTY SECOND CATASTROPHE EXCESS OF LOSS CONTRACT

   EFFECTIVE JANUARY 1, 1996, 12:01 A.M., LOCAL STANDARD TIME

                             for the

               GUARANTY NATIONAL INSURANCE COMPANY
               COLORADO CASUALTY INSURANCE COMPANY
        PEAK PROPERTY AND CASUALTY INSURANCE CORPORATION
        GUARANTY NATIONAL INSURANCE COMPANY 0F CALIFORNIA
                       ENGLEWOOD, COLORADO

               LANDMARK AMERICAN INSURANCE COMPANY
                     OKLAHOMA CITY, OKLAHOMA
               VIKING INSURANCE COMPANY 0F WISCONIN
                       MADISON, WISCONSIN
             VIKING COUNTY MUTUAL INSURANCE COMPANY
                          AUSTIN, TEXAS
              (hereinafter called the "Reassured")


                               by

                 PRUDENTIAL REINSURANCE COMPANY

                            DELAWARE

 (hereinafter called, with other participants, the "Reinsurers")


           Under the terms of this Contract the above
           Reinsurers agrees to assume severally and not jointly with other participants a 7.00% share

           of the liability described in the attached
           Contract and, as consideration, the Reinsurer shall receive a 7.00% share of the premium named therein.
Signed in Newark, New Jersey, this 25th day of July, 1996,

                              PRUDENTIAL REINSURANCE COMPANY


Effective April 2, 1996       BY: s/Halina Herc
Prudential Reinsurance        TITLE:  Director
  Company changed its
        name to
  Everest Reinsurance
        Company

                                          Reference No.


       PROPERTY SECOND CATASTROPHE EXCESS OF LOSS CONTRACT

   EFFECTIVE JANUARY 1, 1996, 12:01 A.M., LOCAL STANDARD TIME

                             for the

               GUARANTY NATIONAL INSURANCE COMPANY
               COLORADO CASUALTY INSURANCE COMPANY
        PEAK PROPERTY AND CASUALTY INSURANCE CORPORATION
        GUARANTY NATIONAL INSURANCE COMPANY 0F CALIFORNIA
                       ENGLEWOOD, COLORADO

               LANDMARK AMERICAN INSURANCE COMPANY
                     OKLAHOMA CITY, OKLAHOMA
               VIKING INSURANCE COMPANY 0F WISCONIN
                       MADISON, WISCONSIN
             VIKING COUNTY MUTUAL INSURANCE COMPANY
                          AUSTIN, TEXAS
              (hereinafter called the "Reassured")


                               by

                SAN FRANCISCO REINSURANCE COMPANY

                           CALIFORNIA

 (hereinafter called, with other participants, the "Reinsurers")


           Under the terms of this Contract the above
           Reinsurers agrees to assume severally and not jointly with other participants a 2.50% share

           of   the   liability  described  in  the   attached
           Contract and, as consideration, the Reinsurers shall receive a 2.50% share of the premium named therein.

Signed in Novato, California, this 24th day of May, 1996,

                              SAN FRANCISCO REINSURANCE COMPANY

                              BY: s/Thomas T. Sweeney
                           TITLE: Vice President

                                          Reference No.


       PROPERTY SECOND CATASTROPHE EXCESS OF LOSS CONTRACT

   EFFECTIVE JANUARY 1, 1996, 12:01 A.M., LOCAL STANDARD TIME

                             for the

               GUARANTY NATIONAL INSURANCE COMPANY
               COLORADO CASUALTY INSURANCE COMPANY
        PEAK PROPERTY AND CASUALTY INSURANCE CORPORATION
        GUARANTY NATIONAL INSURANCE COMPANY 0F CALIFORNIA
                       ENGLEWOOD, COLORADO

               LANDMARK AMERICAN INSURANCE COMPANY
                     OKLAHOMA CITY, OKLAHOMA
               VIKING INSURANCE COMPANY 0F WISCONIN
                       MADISON, WISCONSIN
             VIKING COUNTY MUTUAL INSURANCE COMPANY
                          AUSTIN, TEXAS
              (hereinafter called the "Reassured")


                               by

            ST. PAUL FIRE & MARINE INSURANCE COMPANY

                            MINNESOTA

 (hereinafter called, with other participants, the "Reinsurers")


           Under the terms of this Contract the above
           Reinsurers agrees to assume severally and not jointly with other participants a 10.00% share

           of the liability described in the attached
           Contract and, as consideration, the Reinsurers shall receive a 10.00% share of the premium named therein.

Signed in New York, New York, this 10th day of June, 1996,

                              ST. PAUL FIRE & MARINE INSURANCE
                              COMPANY through ST. PAUL
                              REINSURANCE MANAGEMENT CORPORATION

                              BY: s/Cathryn A. Carea
                           TITLE: Vice President

                                          Reference No.


       PROPERTY SECOND CATASTROPHE EXCESS OF LOSS CONTRACT

   EFFECTIVE JANUARY 1, 1996, 12:01 A.M., LOCAL STANDARD TIME

                             for the

               GUARANTY NATIONAL INSURANCE COMPANY
               COLORADO CASUALTY INSURANCE COMPANY
        PEAK PROPERTY AND CASUALTY INSURANCE CORPORATION
        GUARANTY NATIONAL INSURANCE COMPANY 0F CALIFORNIA
                       ENGLEWOOD, COLORADO

               LANDMARK AMERICAN INSURANCE COMPANY
                     OKLAHOMA CITY, OKLAHOMA
               VIKING INSURANCE COMPANY 0F WISCONIN
                       MADISON, WISCONSIN
             VIKING COUNTY MUTUAL INSURANCE COMPANY
                          AUSTIN, TEXAS
              (hereinafter called the "Reassured")


                               by

       SUMITOMO MARINE & FIRE INSURANCE COMPANY, LTD.-U.S.

                            NEW YORK

 (hereinafter called, with other participants, the "Reinsurers")


           Under the terms of this Contract the above
           Reinsurers agrees to assume severally and not jointly with other participants a 1.75% share

           of the liability described in the attached
           Contract and, as consideration, the Reinsurers shall receive a 1.75% share of the premium named therein.

Signed in New York, New York, this 12th day of August, 1996,

                              SUMITOMO  MARINE &  FIRE  INSURANCE
                              COMPANY, LTD.-U.S. through SUMITOMO
                              MARINE RE MANAGEMENT, INC.

                              BY s/John Schmech
                              TITLE Assistant Vice President

                                          Reference No.


       PROPERTY SECOND CATASTROPHE EXCESS OF LOSS CONTRACT

   EFFECTIVE JANUARY 1, 1996, 12:01 A.M., LOCAL STANDARD TIME

                             for the

               GUARANTY NATIONAL INSURANCE COMPANY
               COLORADO CASUALTY INSURANCE COMPANY
        PEAK PROPERTY AND CASUALTY INSURANCE CORPORATION
        GUARANTY NATIONAL INSURANCE COMPANY 0F CALIFORNIA
                       ENGLEWOOD, COLORADO

               LANDMARK AMERICAN INSURANCE COMPANY
                     OKLAHOMA CITY, OKLAHOMA
               VIKING INSURANCE COMPANY 0F WISCONIN
                       MADISON, WISCONSIN
             VIKING COUNTY MUTUAL INSURANCE COMPANY
                          AUSTIN, TEXAS
              (hereinafter called the "Reassured")


                               by

                 UNITED FIRE & CASUALTY COMPANY

                              IOWA

 (hereinafter called, with other participants, the "Reinsurers")


           Under the terms of this Contract the above
           Reinsurers agrees to assume severally and not jointly with other participants a 2.00% share

           of the liability described in the attached
           Contract and, as consideration, the Reinsurers shall receive a 2.00% share of the premium named therein.

Signed in Cedar Rapids, Iowa, this 17th day of May, 1996,

                              UNITED FIRE & CASUALTY COMPANY

                              BY s/John R. Cruise
                           TITLE Vice President

                                          Reference No.


       PROPERTY SECOND CATASTROPHE EXCESS OF LOSS CONTRACT

   EFFECTIVE JANUARY 1, 1996, 12:01 A.M., LOCAL STANDARD TIME

                             for the

               GUARANTY NATIONAL INSURANCE COMPANY
               COLORADO CASUALTY INSURANCE COMPANY
        PEAK PROPERTY AND CASUALTY INSURANCE CORPORATION
        GUARANTY NATIONAL INSURANCE COMPANY 0F CALIFORNIA
                       ENGLEWOOD, COLORADO

               LANDMARK AMERICAN INSURANCE COMPANY
                     OKLAHOMA CITY, OKLAHOMA
               VIKING INSURANCE COMPANY 0F WISCONIN
                       MADISON, WISCONSIN
             VIKING COUNTY MUTUAL INSURANCE COMPANY
                          AUSTIN, TEXAS
              (hereinafter called the "Reassured")


                               by

                    USF RE INSURANCE COMPANY

                          MASSACHUSETTS

 (hereinafter called, with other participants, the "Reinsurers")


           Under the terms of this Contract the above
           Reinsurers agrees to assume severally and not jointly with other participants a 6.00% share

           of the liability described in the attached
           Contract and, as consideration, the Reinsurers shall receive a 6.00% share of the premium named therein.

Signed in Costa Mesa, California, this 3rd day of June, 1996,

                              USF RE INSURANCE COMPANY

                              BY s/James Dik
                           TITLE Vice President
and signed in Englewood, Colorado, this 30th day of August, 1996.


                               BY s/Roger Ware
                            TITLE Chief Executive Officer


                           PART OF THE

       PROPERTY SECOND CATASTROPHE EXCESS OF LOSS CONTRACT

   EFFECTIVE JANUARY 1, 1996, 12:01 A.M., LOCAL STANDARD TIME

                             for the

               GUARANTY NATIONAL INSURANCE COMPANY
               COLORADO CASUALTY INSURANCE COMPANY
        PEAK PROPERTY AND CASUALTY INSURANCE CORPORATION
        GUARANTY NATIONAL INSURANCE COMPANY 0F CALIFORNIA
                       ENGLEWOOD, COLORADO

               LANDMARK AMERICAN INSURANCE COMPANY
                     OKLAHOMA CITY, OKLAHOMA
               VIKING INSURANCE COMPANY 0F WISCONIN
                       MADISON, WISCONSIN
             VIKING COUNTY MUTUAL INSURANCE COMPANY
                          AUSTIN, TEXAS